ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-AM2
Mortgage Pass-Through Certificates

$427,617,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer, Servicer and Trust Administrator)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

July 20, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654. You are advised that the public offer and registration of any class of securities may be withdrawn or terminated at any time by the Depositor in its discretion.

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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
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MASTR Asset Backed Securities Trust 2006-AM2
Mortgage Pass-Through Certificates
$427,617,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody's
Offered Certificates
A-1(6)	207,000,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 21 / 1 - 21	June 2036	23.10%	AAA / Aaa
A-2(6)	64,800,000	FLT / SEN / SEQ	2.00 / 2.00	21 - 28 / 21 - 28	June 2036	23.10%	AAA / Aaa
A-3(6)	69,910,000	FLT / SEN / SEQ	3.25 / 3.25	28 - 71 / 28 - 71	June 2036	23.10%	AAA / Aaa
M-1(6,7)	18,665,000	FLT / MEZ	4.79 / 5.24	49 - 71 / 49 - 140	June 2036	19.20%	AA+ / Aa1
M-2(6,7)	17,230,000	FLT / MEZ	4.53 / 4.97	45 - 71 / 45 - 134	June 2036	15.60%	AA+ / Aa2
M-3(6,7)	10,529,000	FLT / MEZ	4.40 / 4.83	43 - 71 / 43 - 128	June 2036	13.40%	AA+ / Aa3
M-4(6,7)	9,572,000	FLT / MEZ	4.33 / 4.74	42 - 71 / 42 - 123	June 2036	11.40%	AA+ / A1
M-5(6,7)	8,375,000	FLT / MEZ	4.29 / 4.68	41 - 71 / 41 - 118	June 2036	9.65%	AA / A2
M-6(6,7)	7,657,000	FLT / MEZ	4.25 / 4.62	40 - 71 / 40 - 113	June 2036	8.05%	AA / A3
M-9(6,7)	5,025,000	FLT / MEZ	4.17 / 4.41	38 - 71 / 38 - 94	June 2036	4.15%	A- / Baa3
M-10(6,7)	4,068,000	FLT / MEZ	4.17 / 4.34	38 - 71 / 38 - 87	June 2036	3.30%	BBB+ / Ba1
M-11(6,7)	4,786,000	FLT / MEZ	4.15 / 4.20	37 - 71 / 37 - 80	June 2036	2.30%	BBB / Ba2
Non-Offered Certificates
A-4(6)	26,342,000	FLT / SEN / SEQ	Not Offered hereby		June 2036	23.10%	AAA / Aaa
M-7(6,7)	7,418,000	FLT / MEZ	Not Offered hereby		June 2036	6.50%	A+ / Baa1
M-8(6,7)	6,221,000	FLT / MEZ	Not Offered hereby		June 2036	5.20%	A / Baa2
M-12(6,7)	4,309,000	FLT / MEZ	Not Offered hereby		June 2036	1.40%	BBB- / NR

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.40%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by Aames Capital Corp.
The transaction consists of a Senior / Mezz / OC structure.
The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 1.40% and Excess Spread.
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement.
The Mortgage Loans will be serviced by Wells Fargo Bank, NA, rated SQ1 (Moody's), RPS1 (Fitch) and Strong (S&P).
None of the Mortgage Loans will be covered by Mortgage Insurance.
None of the Mortgage Loans are classified as "High Cost" loans.
The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
None of the Offered Certificates will be SMMEA eligible.
All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
The collateral balance is subject to a permitted variance of plus or minus 5%.

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission; provided that the registration of any class of certificates may be terminated or withdrawn by the Depositor in its discretion at any time prior to the initial sales of such class of certificates by the underwriters.

Bloomberg: MABS 2006-AM2
Intex: MABS06AM2

Mortgage Pool Summary	MASTR ABS 2006-AM2 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$424,695,415	$53,917,062	$478,612,478
Number of Loans	2183	616	2799
Average Loan Balance	$194,547	$87,528	$170,994
Wtd. Avg. Gross Coupon	8.118%	8.684%	8.182%
Wtd. Avg Net Coupon(1)	7.601%	8.167%	7.665%
Wtd. Avg. FICO	606	627	608
Wtd. Avg. Original LTV(2)	76.54%	76.97%	76.58%
Wtd. Avg. Stated Remaining Term (months)	357	305	351
Wtd. Avg. Seasoning (months)	3	3	3
Wtd. Avg. Months to Next Adj. Date	23	N/A	23
Wtd. Avg. Margin	5.792%	N/A	5.792%
Wtd. Avg. Initial Rate Cap	2.115%	N/A	2.115%
Wtd. Avg. Periodic Rate Cap	1.000%	N/A	1.000%
Wtd. Avg. Maximum Rate	14.082%	N/A	14.082%
Wtd. Avg. Minimum Rate	8.118%	N/A	8.118%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-AM2.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:	UBS Real Estate Securities Inc.
Originator:	Aames Capital Corp.
Servicer:	Wells Fargo Bank, NA.
Servicer Ratings:	Primary Servicer: SQ1 (Moody's), Strong (S&P), RPS1 (Fitch).
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association.
Swap Provider:	TBD
Cap Provider:	TBD
Sole Underwriter:	UBS Securities LLC.
Credit Risk Manager:	Risk Management Group.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates.

Offered Certificates:
The Class A-1 Certificates, , Class A-2 Certificates, Class A-3 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Non-Offered Certificates:	The Class A-4 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-12 Certificates and Retained Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:	As of July 1, 2006, the Mortgage Loans will consist of approximately 2,799 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $478,612,478.

Transaction Overview
Expected Pricing Date:	July [24], 2006
Expected Closing Date:	July 28, 2006
Cut-off Date:	July 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in August 2006.
Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 14th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing July 1, 2006) and ending on the 13th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:

1) Excess Spread
2) Overcollateralization ("OC")
3) Subordination
The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 2.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in August 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 46.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
Class	Closing Date	After Stepdown Date
A	23.10%	46.20%
M-1	19.20%	38.40%
M-2	15.60%	31.20%
M-3	13.40%	26.80%
M-4	11.40%	22.80%
M-5	9.65%	19.30%
M-6	8.05%	16.10%
M-7	6.50%	13.00%
M-8	5.20%	10.40%
M-9	4.15%	8.30%
M-10	3.30%	6.60%
M-11	2.30%	4.60%
M-12	1.40%	2.80%

Credit Enhancement
Delinquency Percentage:

With respect to any Distribution Date, the percentage equivalent to a fraction, the numerator of which is the aggregate principal balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) that, as of the last day of the previous calendar month, (a) are 60 or more days Delinquent, (b) are in foreclosure, (c) are in bankruptcy and are 60 or more days delinquent or (d) have been converted to REO Properties, and the denominator of which is the aggregate principal balance of all Mortgage Loans (reduced by any Advances made by the Servicer on such Mortgage Loans) and REO Properties as of the last day of the previous calendar month, in each case, not including any Mortgage Loans that prepay in full during the related Prepayment Period.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Delinquency Percentage exceeds [34.63]% of the Credit Enhancement Percentage, or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

Payment Date Occurring in	Percentage
August 2008 through July 2009	[1.50]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
August 2009 through July 2010	[3.35]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
August 2010 through July 2011	[5.20]% for the first month, plus an additional 1/12th of [1.30]% for each month thereafter
August 2011 through July 2012	[6.50]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
August 2012 and thereafter	[6.75]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:
(i)  concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;
(ii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iii)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(v)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)  to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)  to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(x)  to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class;
(xii)  to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class; and
(xiii)  to the holders of the Class M-12 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of the Offered Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, Trustee Fee calculated at the Trustee Fee Rate of 0.0075% per annum, and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0100% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Trustee Fee Rate, and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Trustee Fee Rate and, (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $478,612,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment"). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the "Swap Account") other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the "Cap Account") and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)  to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)  to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)  sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)  to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)  to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero
(x)  to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero;
(xii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xiii)  to the holders of the Class M-12 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)  sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(ii)  to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iii)  to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(xii)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(xiii)  to the holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-1 Principal Distribution Amount:
The "Class M-1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-2 Principal Distribution Amount:
The "Class M-2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 68.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-3 Principal Distribution Amount:
The "Class M-3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1, and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-4 Principal Distribution Amount:
The "Class M-4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-5 Principal Distribution Amount:
The "Class M-5 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Payment of Principal
Class M-6 Principal Distribution Amount:
The "Class M-6 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-7 Principal Distribution Amount:
The "Class M-7 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-8 Principal Distribution Amount:
The "Class M-8 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-9 Principal Distribution Amount:
The "Class M-9 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-10 Principal Distribution Amount:
The "Class M-10 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Payment of Principal
Class M-11 Principal Distribution Amount:
The "Class M-11 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Class M-12 Principal Distribution Amount:
The "Class M-12 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $2,393,062.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount;
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)  to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)  to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)  to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)  to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)  to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xviii)  to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)  to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)  to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)  to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)  the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxiii)  to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)  the holders of the Class M-12 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxv)  to the holders of the Class M-12 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions: (continued)
(xxvi)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxvii)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxviii)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Paul Scialabba	212-713-9832
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Andrew Kennedy	212-713-4950
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor's
David Hongwei Wang david_hongweiwang@standardandpoors.com	212-438-1580

Moody's
Shachar Gonen	212-553-3711
Shachar.Gonen@moodys.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Statistical Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	2,799
Aggregate Current Principal Balance:	$478,612,478
Average Current Principal Balance:	$170,994	$14,914-$799,344
Aggregate Original Principal Balance:	$479,367,392
Average Original Principal Balance:	$171,264	$15,000-$800,000
Fully Amortizing Non-IO Mortgage Loans:	42.72%
Fully Amortizing IO Mortgage Loans:	2.10%
Balloon Loans:	55.18%
1st Lien:	97.26%
Wtd. Avg. Gross Coupon:	8.182%	5.617%-13.500%
Wtd. Avg. Original Term(months):	354	120-360
Wtd. Avg. Remaining Term(months):	351	116-358
Wtd. Avg. Margin(ARM Loan Only):	5.792%	5.250%-7.200%
Maximum Interest Rate (ARM Loans Only):	14.082%	11.035%-18.560%
Minimum Interest Rate (ARM Loans Only):	8.118%	5.617%-12.560%
Wtd. Avg. Original LTV:	76.58%	16.56%-100.00%
Wtd. Avg. Borrower FICO:	608	500-795
Geographic Distribution (Top 5):	FL	29.92%
	CA	19.77%
	TX	8.22%
	NY	7.75%
	NJ	6.21%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	281	9,221,432	1.93	32,816	10.772	89.60	613	15.18	73.41
50,000.01 to 100,000.00	579	44,523,741	9.30	76,898	9.074	76.20	599	24.20	11.26
100,000.01 to 150,000.00	590	73,180,997	15.29	124,036	8.396	75.89	595	23.04	1.79
150,000.01 to 200,000.00	454	78,663,644	16.44	173,268	8.013	76.29	601	27.25	0.00
200,000.01 to 250,000.00	313	70,010,991	14.63	223,677	7.997	76.09	607	17.78	0.00
250,000.01 to 300,000.00	214	58,631,714	12.25	273,980	7.989	75.23	605	24.26	0.00
300,000.01 to 350,000.00	136	44,412,345	9.28	326,561	7.858	75.46	618	16.02	0.00
350,000.01 to 400,000.00	103	38,280,928	8.00	371,659	7.924	77.71	619	9.98	0.00
400,000.01 to 450,000.00	49	20,820,483	4.35	424,908	7.858	78.25	620	14.37	0.00
450,000.01 to 500,000.00	50	23,848,222	4.98	476,964	7.955	78.01	634	10.13	0.00
500,000.01 to 550,000.00	15	7,780,065	1.63	518,671	8.165	80.05	635	6.73	0.00
550,000.01 to 600,000.00	9	5,228,169	1.09	580,908	7.973	75.78	627	0.00	0.00
600,000.01 to 650,000.00	4	2,451,299	0.51	612,825	7.380	78.64	627	50.50	0.00
750,000.01 to 800,000.00	2	1,558,448	0.33	779,224	6.828	73.16	636	0.00	0.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	10	1,842,566	0.38	184,257	5.907	71.27	666	71.24	0.00
6.001 to 6.500	102	22,244,598	4.65	218,084	6.332	71.55	642	37.34	0.00
6.501 to 7.000	332	74,641,745	15.60	224,825	6.777	75.00	637	26.45	0.00
7.001 to 7.500	343	73,676,498	15.39	214,800	7.266	75.44	625	25.16	0.00
7.501 to 8.000	410	79,185,291	16.54	193,135	7.755	75.67	618	19.13	0.03
8.001 to 8.500	328	60,345,051	12.61	183,979	8.253	76.38	607	12.86	0.09
8.501 to 9.000	327	58,619,137	12.25	179,263	8.746	77.37	597	11.74	0.65
9.001 to 9.500	197	30,359,424	6.34	154,109	9.264	76.84	586	12.13	0.32
9.501 to 10.000	279	32,098,234	6.71	115,047	9.776	80.09	567	14.70	9.30
10.001 to 10.500	99	12,965,867	2.71	130,968	10.228	78.28	554	18.30	4.27
10.501 to 11.000	124	13,806,162	2.88	111,340	10.785	81.16	554	25.33	11.21
11.001 to 11.500	69	5,892,532	1.23	85,399	11.251	82.22	557	20.66	29.68
11.501 to 12.000	101	8,290,661	1.73	82,086	11.781	83.94	571	16.59	38.18
12.001 to 12.500	39	2,829,075	0.59	72,540	12.247	87.92	571	22.36	43.25
12.501 to 13.000	31	1,526,685	0.32	49,248	12.627	92.84	587	2.59	67.27
13.001 to 13.500	8	288,952	0.06	36,119	13.162	95.89	630	8.80	100.00
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 or less	2	335,133	0.07	167,566	8.308	70.34	500	100.00	0.00
501 to 520	185	30,401,616	6.35	164,333	9.646	71.76	510	16.66	0.00
521 to 540	201	35,785,746	7.48	178,039	9.204	74.32	530	25.88	0.25
541 to 560	236	39,042,566	8.16	165,435	8.726	74.63	551	23.04	0.20
561 to 580	237	39,175,758	8.19	165,299	8.814	75.69	571	21.42	0.81
581 to 600	457	68,055,180	14.22	148,917	8.063	78.18	590	19.81	4.18
601 to 620	389	62,216,531	13.00	159,940	7.881	77.06	611	22.96	4.21
621 to 640	426	69,397,060	14.50	162,904	7.903	77.66	630	16.93	5.08
641 to 660	280	54,721,711	11.43	195,435	7.652	77.27	650	16.39	2.87
661 to 680	161	31,030,427	6.48	192,736	7.614	77.76	669	21.62	3.08
681 to 700	103	21,071,060	4.40	204,573	7.371	78.16	689	14.07	3.27
701 to 720	65	14,234,492	2.97	218,992	7.503	77.88	710	19.30	0.96
721 to 740	34	7,376,928	1.54	216,968	7.453	77.92	731	25.61	1.59
741 to 760	17	4,042,063	0.84	237,768	7.528	72.64	752	10.08	3.78
761 to 780	5	1,516,568	0.32	303,314	8.659	81.99	766	0.00	0.00
781 to 800	1	209,637	0.04	209,637	6.750	74.47	795	0.00	0.00
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,492	465,516,607	97.26	186,804	8.098	75.95	608	20.14	0.00
2	307	13,095,870	2.74	42,658	11.165	99.16	626	11.32	100.00
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	107	12,777,215	2.67	119,413	8.276	42.07	591	18.44	0.00
50.01 to 55.00	38	5,110,758	1.07	134,494	8.458	52.94	574	38.83	0.00
55.01 to 60.00	72	11,148,563	2.33	154,841	7.907	57.87	592	22.75	0.00
60.01 to 65.00	116	20,781,715	4.34	179,153	7.904	63.50	583	27.75	0.00
65.01 to 70.00	310	56,027,838	11.71	180,735	7.851	69.29	601	22.05	0.00
70.01 to 75.00	340	67,836,732	14.17	199,520	8.065	74.23	594	27.40	0.00
75.01 to 80.00	1,230	243,273,552	50.83	197,783	7.935	79.79	620	17.26	0.02
80.01 to 85.00	142	24,085,923	5.03	169,619	9.214	84.59	577	11.87	0.20
85.01 to 90.00	124	20,833,636	4.35	168,013	9.269	89.68	612	21.92	2.11
90.01 to 95.00	35	4,722,297	0.99	134,923	10.195	94.44	598	25.44	11.35
95.01 to 100.00	285	12,014,249	2.51	42,155	11.166	99.93	626	8.77	100.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	1,243	213,008,095	44.51	171,366	7.902	77.20	606	0.00	2.14
Stated Documentation	956	168,334,231	35.17	176,082	8.708	76.54	614	0.00	4.19
Full Documentation Plus	592	95,249,494	19.90	160,894	7.884	75.27	604	100.00	1.56
Limited Documentation	8	2,020,658	0.42	252,582	7.920	77.30	590	0.00	0.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	1,634	296,515,698	61.95	181,466	8.230	74.01	596	23.91	1.18
Purchase	1,047	164,118,914	34.29	156,752	8.094	81.63	632	11.69	5.54
Rate & Term Refinance	118	17,977,866	3.76	152,355	8.195	73.00	590	28.83	2.75
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,485	419,849,394	87.72	168,953	8.168	76.54	607	20.89	2.62
Condominium	193	30,802,006	6.44	159,596	8.412	78.21	619	17.35	4.40
Multi-Family	121	27,961,078	5.84	231,083	8.132	75.51	624	7.81	2.66
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	2,685	461,135,860	96.35	171,745	8.162	76.67	607	19.66	2.84
Investor Occupied	98	13,725,858	2.87	140,060	8.786	73.15	624	29.69	0.00
Second Home	16	3,750,760	0.78	234,422	8.427	79.09	655	14.18	0.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
FLORIDA	826	143,224,669	29.92	173,395	8.017	76.76	608	21.94	2.77
SOUTHERN CALIFORNIA	279	81,133,921	16.95	290,803	7.764	76.41	625	12.88	2.54
TEXAS	415	39,340,955	8.22	94,797	8.705	78.49	602	12.90	3.00
NEW YORK	121	37,095,954	7.75	306,578	8.477	72.91	611	12.62	1.92
NEW JERSEY	134	29,705,842	6.21	221,685	8.455	71.10	603	14.70	1.55
MARYLAND	71	14,893,700	3.11	209,770	8.381	75.15	590	33.21	1.15
GEORGIA	109	14,570,670	3.04	133,676	8.439	80.71	596	14.25	2.05
NORTHERN CALIFORNIA	45	13,511,204	2.82	300,249	7.759	75.72	637	29.62	0.67
ARIZONA	72	11,515,483	2.41	159,937	8.054	76.16	598	31.11	3.02
WASHINGTON	63	10,651,248	2.23	169,067	7.832	74.59	590	20.89	1.97
Other	664	82,968,831	17.34	124,953	8.449	79.14	600	27.01	4.34
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
33018	10	2,512,393	0.52	251,239	8.271	76.47	609	8.34	1.95
92503	8	2,267,073	0.47	283,384	8.136	81.37	653	0.00	7.98
33177	9	2,166,392	0.45	240,710	7.642	78.25	653	40.96	0.00
33971	9	2,004,175	0.42	222,686	7.802	79.45	624	0.00	0.00
33155	6	1,859,326	0.39	309,888	8.006	79.17	596	29.85	0.00
33025	8	1,761,433	0.37	220,179	8.412	76.94	627	17.42	0.00
33185	5	1,760,704	0.37	352,141	8.061	81.28	613	17.24	0.00
90805	5	1,694,342	0.35	338,868	7.292	74.13	597	38.48	0.00
33186	5	1,683,465	0.35	336,693	8.080	81.96	621	0.00	0.00
33023	11	1,669,614	0.35	151,783	8.651	77.75	605	28.24	4.32
Other	2,723	459,233,561	95.95	168,650	8.188	76.50	608	20.00	2.79
Total:	2,799	478,612,477	100.00	170,994	8.182	76.58	608	19.90	2.74

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	295	13,646,010	2.85	46,258	10.757	92.94	624	12.38	84.84
181 to 240	50	2,324,216	0.49	46,484	9.964	81.30	605	38.11	44.59
241 to 300	4	493,496	0.10	123,374	7.707	67.81	625	11.63	0.00
301 to 360	2,450	462,148,756	96.56	188,632	8.098	76.09	608	20.04	0.10
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	295	13,646,010	2.85	46,258	10.757	92.94	624	12.38	84.84
181 to 240	50	2,324,216	0.49	46,484	9.964	81.30	605	38.11	44.59
241 to 300	4	493,496	0.10	123,374	7.707	67.81	625	11.63	0.00
301 to 360	2,450	462,148,756	96.56	188,632	8.098	76.09	608	20.04	0.10
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	988	224,642,083	46.94	227,371	7.781	77.37	617	17.70	0.00
2/6 MONTH LIBOR	1,010	163,147,588	34.09	161,532	8.684	75.94	584	18.92	0.00
2/6 MONTH LIBOR - 5 YR IO	40	9,889,879	2.07	247,247	7.833	76.55	645	19.63	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	42	9,846,608	2.06	234,443	7.366	73.47	637	40.99	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	38	8,139,827	1.70	214,206	7.554	73.69	626	25.50	0.00
5/6 MONTH LIBOR	41	5,409,866	1.13	131,948	7.861	72.15	625	37.54	0.00
3/6 MONTH LIBOR	23	3,467,565	0.72	150,764	8.002	72.53	619	24.85	0.00
5/6 MONTH LIBOR - 5 YR IO	1	152,000	0.03	152,000	8.480	80.00	598	100.00	0.00
30YR FIXED	209	27,771,026	5.80	132,876	7.877	70.49	628	31.38	1.74
15YR BALLOON	257	11,294,515	2.36	43,948	11.151	99.20	628	8.19	100.00
30 YR BALLOON - 40 YR AMTERM	62	10,175,810	2.13	164,126	7.815	72.23	634	21.92	0.00
20YR FIXED	50	2,324,216	0.49	46,484	9.964	81.30	605	38.11	44.59
15YR FIXED	33	1,944,848	0.41	58,935	8.954	66.79	617	39.33	14.53
10 YR FIXED	5	406,646	0.08	81,329	8.438	44.05	562	0.00	0.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Prepayment Penalty of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	827	136,164,067	28.45	164,648	8.652	75.64	602	18.13	2.77
12	48	9,028,836	1.89	188,101	8.662	75.17	630	13.13	10.43
24	1,473	279,077,473	58.31	189,462	7.973	77.44	607	18.52	0.96
36	451	54,342,101	11.35	120,492	7.994	74.76	627	32.53	10.51
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
A+	2,142	364,961,753	76.25	170,384	7.930	77.49	621	18.13	3.36
A	290	54,762,924	11.44	188,838	8.332	75.50	584	22.14	1.42
B	130	21,546,098	4.50	165,739	9.977	73.64	548	27.68	0.00
A-	136	21,269,963	4.44	156,397	8.842	74.06	564	27.82	0.21
C	79	12,814,634	2.68	162,211	9.894	68.39	540	29.79	0.00
C-	22	3,257,107	0.68	148,050	11.037	61.05	546	39.08	0.00
Total:	2,799	478,612,478	100.00	170,994	8.182	76.58	608	19.90	2.74

Next Adjustment Date for the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-03-01	611	117,777,478	27.73	192,762	8.126	76.92	604	16.99	0.00
2008-04-01	745	147,315,437	34.69	197,739	8.153	76.64	607	19.01	0.00
2008-05-01	682	132,586,634	31.22	194,409	8.176	76.77	602	18.52	0.00
2009-03-01	12	2,119,129	0.50	176,594	7.820	72.21	618	14.33	0.00
2009-04-01	26	4,977,807	1.17	191,454	7.690	74.51	615	3.95	0.00
2009-05-01	23	4,510,455	1.06	196,107	7.622	72.58	638	54.04	0.00
2011-03-01	30	5,328,718	1.25	177,624	7.748	74.87	642	32.71	0.00
2011-04-01	28	4,733,570	1.11	169,056	7.608	69.55	635	45.02	0.00
2011-05-01	26	5,346,186	1.26	205,623	7.305	74.40	621	43.86	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Gross Margins for the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	659	129,201,097	30.42	196,056	7.673	74.06	612	27.40	0.00
5.501 to 6.000	1,143	229,992,838	54.15	201,219	7.991	78.79	616	13.17	0.00
6.001 to 6.500	254	44,001,587	10.36	173,235	9.206	75.50	563	24.42	0.00
6.501 to 7.000	125	21,341,507	5.03	170,732	9.916	69.50	544	24.51	0.00
7.001 to 7.500	2	158,387	0.04	79,193	11.350	66.72	513	34.43	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	4	913,292	0.22	228,323	5.881	74.69	654	75.55	0.00
6.001 to 6.500	82	19,043,605	4.48	232,239	6.333	72.75	640	38.41	0.00
6.501 to 7.000	288	67,538,360	15.90	234,508	6.776	75.64	635	25.54	0.00
7.001 to 7.500	307	68,111,115	16.04	221,860	7.266	75.88	624	24.11	0.00
7.501 to 8.000	356	71,112,757	16.74	199,755	7.758	76.59	617	17.78	0.00
8.001 to 8.500	287	55,619,160	13.10	193,795	8.254	76.98	606	12.20	0.00
8.501 to 9.000	285	53,711,442	12.65	188,461	8.745	77.29	595	10.80	0.00
9.001 to 9.500	173	27,701,554	6.52	160,125	9.260	77.82	584	11.17	0.00
9.501 to 10.000	169	27,080,425	6.38	160,239	9.757	78.23	557	15.75	0.00
10.001 to 10.500	77	11,848,194	2.79	153,873	10.224	77.58	548	18.74	0.00
10.501 to 11.000	80	11,391,685	2.68	142,396	10.779	78.95	545	24.36	0.00
11.001 to 11.500	29	3,744,011	0.88	129,104	11.212	74.66	527	18.53	0.00
11.501 to 12.000	34	4,774,693	1.12	140,432	11.764	74.57	535	23.88	0.00
12.001 to 12.500	11	1,605,376	0.38	145,943	12.261	78.93	542	39.40	0.00
12.501 to 13.000	1	499,746	0.12	499,746	12.560	78.13	528	0.00	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	5	1,220,896	0.29	244,179	6.330	69.80	643	72.59	0.00
11.501 to 12.000	20	4,376,923	1.03	218,846	6.635	73.35	657	65.33	0.00
12.001 to 12.500	94	21,389,652	5.04	227,549	6.477	72.97	641	36.88	0.00
12.501 to 13.000	292	67,696,607	15.94	231,838	6.827	75.60	633	23.49	0.00
13.001 to 13.500	301	66,261,005	15.60	220,136	7.294	76.07	623	23.02	0.00
13.501 to 14.000	344	68,629,869	16.16	199,505	7.773	76.78	616	17.73	0.00
14.001 to 14.500	279	54,151,571	12.75	194,092	8.260	76.89	605	12.00	0.00
14.501 to 15.000	277	52,572,452	12.38	189,792	8.746	77.36	595	10.37	0.00
15.001 to 15.500	171	27,504,943	6.48	160,848	9.262	77.99	584	11.45	0.00
15.501 to 16.000	171	27,266,029	6.42	159,450	9.764	78.22	558	15.65	0.00
16.001 to 16.500	76	11,795,562	2.78	155,205	10.224	77.54	548	18.38	0.00
16.501 to 17.000	79	11,397,903	2.68	144,277	10.796	78.94	544	26.03	0.00
17.001 to 17.500	29	3,744,011	0.88	129,104	11.212	74.66	527	18.53	0.00
17.501 to 18.000	33	4,582,871	1.08	138,875	11.767	74.55	535	20.70	0.00
18.001 to 18.500	11	1,605,376	0.38	145,943	12.261	78.93	542	39.40	0.00
18.501 to 19.000	1	499,746	0.12	499,746	12.560	78.13	528	0.00	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2.000	2,089	406,655,091	95.75	194,665	8.141	76.68	605	18.41	0.00
3.000	10	2,631,850	0.62	263,185	7.966	73.98	626	23.97	0.00
5.000	84	15,408,474	3.63	183,434	7.551	73.07	632	40.36	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00
Total:	2,183	424,695,415	100.00	194,547	8.118	76.54	606	19.24	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	7/28/2006	8/25/2006	478,612,000	5.60%	0	5.60%	478,612,000
2	8/25/2006	9/25/2006	472,159,000	5.60%	0	5.60%	472,159,000
3	9/25/2006	10/25/2006	464,094,000	5.60%	0	5.60%	464,094,000
4	10/25/2006	11/25/2006	454,418,000	5.60%	0	5.60%	454,418,000
5	11/25/2006	12/25/2006	443,164,000	5.60%	0	5.60%	443,164,000
6	12/25/2006	1/25/2007	430,364,000	5.60%	0	5.60%	430,364,000
7	1/25/2007	2/25/2007	416,081,000	5.60%	10,934,000	5.60%	427,015,000
8	2/25/2007	3/25/2007	400,387,000	5.60%	13,681,000	5.60%	414,068,000
9	3/25/2007	4/25/2007	383,393,000	5.60%	16,633,000	5.60%	400,026,000
10	4/25/2007	5/25/2007	365,228,000	5.60%	19,751,000	5.60%	384,979,000
11	5/25/2007	6/25/2007	347,907,000	5.60%	22,577,000	5.60%	370,484,000
12	6/25/2007	7/25/2007	331,413,000	5.60%	25,124,000	5.60%	356,537,000
13	7/25/2007	8/25/2007	315,707,000	5.60%	27,411,000	5.60%	343,118,000
14	8/25/2007	9/25/2007	300,750,000	5.60%	29,457,000	5.60%	330,207,000
15	9/25/2007	10/25/2007	286,508,000	5.60%	31,276,000	5.60%	317,784,000
16	10/25/2007	11/25/2007	272,945,000	5.60%	32,886,000	5.60%	305,831,000
17	11/25/2007	12/25/2007	260,028,000	5.60%	34,302,000	5.60%	294,330,000
18	12/25/2007	1/25/2008	247,728,000	5.60%	35,536,000	5.60%	283,264,000
19	1/25/2008	2/25/2008	236,014,000	5.60%	36,602,000	5.60%	272,616,000
20	2/25/2008	3/25/2008	224,776,000	5.60%	37,531,000	5.60%	262,307,000
21	3/25/2008	4/25/2008	202,489,000	5.60%	40,887,000	5.60%	243,376,000
22	4/25/2008	5/25/2008	182,448,000	5.60%	43,353,000	5.60%	225,801,000
23	5/25/2008	6/25/2008	164,549,000	5.60%	45,046,000	5.60%	209,595,000
24	6/25/2008	7/25/2008	148,535,000	5.60%	46,085,000	5.60%	194,620,000
25	7/25/2008	8/25/2008	134,238,000	5.60%	46,575,000	5.60%	180,813,000
26	8/25/2008	9/25/2008	126,690,000	5.60%	46,086,000	5.60%	172,776,000
27	9/25/2008	10/25/2008	119,632,000	5.60%	45,519,000	5.60%	165,151,000
28	10/25/2008	11/25/2008	112,978,000	5.60%	44,891,000	5.60%	157,869,000
29	11/25/2008	12/25/2008	106,712,000	5.60%	44,212,000	5.60%	150,924,000
30	12/25/2008	1/25/2009	100,803,000	5.60%	43,488,000	5.60%	144,291,000
31	1/25/2009	2/25/2009	95,233,000	5.60%	42,724,000	5.60%	137,957,000
32	2/25/2009	3/25/2009	89,980,000	5.60%	41,927,000	5.60%	131,907,000
33	3/25/2009	4/25/2009	85,026,000	5.60%	41,103,000	5.60%	126,129,000
34	4/25/2009	5/25/2009	80,354,000	5.60%	40,256,000	5.60%	120,610,000
35	5/25/2009	6/25/2009	75,951,000	5.60%	39,393,000	5.60%	115,344,000
36	6/25/2009	7/25/2009	71,798,000	5.60%	38,515,000	5.60%	110,313,000
37	7/25/2009	8/25/2009	67,880,000	5.60%	37,628,000	5.60%	105,508,000
38	8/25/2009	9/25/2009	64,183,000	5.60%	36,734,000	5.60%	100,917,000
39	9/25/2009	10/25/2009	60,695,000	5.60%	35,836,000	5.60%	96,531,000
40	10/25/2009	11/25/2009	57,404,000	5.60%	34,936,000	5.60%	92,340,000
41	11/25/2009	12/25/2009	54,300,000	5.60%	34,040,000	5.60%	88,340,000
42	12/25/2009	1/25/2010	51,370,000	5.60%	33,148,000	5.60%	84,518,000
43	1/25/2010	2/25/2010	48,604,000	5.60%	32,261,000	5.60%	80,865,000
44	2/25/2010	3/25/2010	45,993,000	5.60%	31,382,000	5.60%	77,375,000
45	3/25/2010	4/25/2010	43,528,000	5.60%	30,511,000	5.60%	74,039,000
46	4/25/2010	5/25/2010	41,201,000	5.60%	29,651,000	5.60%	70,852,000
47	5/25/2010	6/25/2010	39,005,000	5.60%	28,803,000	5.60%	67,808,000
48	6/25/2010	7/25/2010	36,930,000	5.60%	27,968,000	5.60%	64,898,000
49	7/25/2010	8/25/2010	34,971,000	5.60%	27,146,000	5.60%	62,117,000
50	8/25/2010	9/25/2010	33,120,000	5.60%	26,338,000	5.60%	59,458,000
51	9/25/2010	10/25/2010	31,371,000	5.60%	25,546,000	5.60%	56,917,000
52	10/25/2010	11/25/2010	29,719,000	5.60%	24,769,000	5.60%	54,488,000
53	11/25/2010	12/25/2010	28,158,000	5.60%	24,007,000	5.60%	52,165,000
54	12/25/2010	1/25/2011	26,682,000	5.60%	23,263,000	5.60%	49,945,000
55	1/25/2011	2/25/2011	25,288,000	5.60%	22,534,000	5.60%	47,822,000
56	2/25/2011	3/25/2011	23,970,000	5.60%	21,822,000	5.60%	45,792,000
57	3/25/2011	4/25/2011	22,724,000	5.60%	21,128,000	5.60%	43,852,000
58	4/25/2011	5/25/2011	21,546,000	5.60%	20,450,000	5.60%	41,996,000
59	5/25/2011	6/25/2011	20,432,000	5.60%	19,789,000	5.60%	40,221,000
60	6/25/2011	7/25/2011	19,378,000	5.60%	19,146,000	5.60%	38,524,000

Derivative Notional Schedules

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.69	1.23	1.00	0.84	0.72
Principal Window (mos)	1 - 39	1 - 26	1 - 21	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.15	2.68	2.00	1.72	1.51
Principal Window (mos)	39 - 66	26 - 44	21 - 28	19 - 23	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.22	5.39	3.25	2.16	1.84
Principal Window (mos)	66 - 148	44 - 97	28 - 71	23 - 31	20 - 24

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.45	4.79	4.47	3.32
Principal Window (mos)	48 - 150	40 - 98	49 - 71	35 - 54	28 - 43

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.43	4.53	4.49	3.58
Principal Window (mos)	48 - 150	39 - 98	45 - 71	53 - 54	43 - 43

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.43	4.40	4.25	3.45
Principal Window (mos)	48 - 150	38 - 98	43 - 71	48 - 54	39 - 43

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.42	4.33	4.02	3.25
Principal Window (mos)	48 - 150	38 - 98	42 - 71	45 - 54	37 - 43

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.42	4.29	3.87	3.11
Principal Window (mos)	48 - 150	38 - 98	41 - 71	43 - 54	35 - 43

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.42	4.25	3.76	3.02
Principal Window (mos)	48 - 150	38 - 98	40 - 71	41 - 54	33 - 43

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.40	4.17	3.57	2.86
Principal Window (mos)	48 - 150	37 - 98	38 - 71	38 - 54	31 - 43

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.20	5.40	4.17	3.55	2.82
Principal Window (mos)	48 - 150	37 - 98	38 - 71	37 - 54	30 - 43

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.19	5.40	4.15	3.50	2.80
Principal Window (mos)	48 - 150	37 - 98	37 - 71	37 - 54	30 - 43

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.69	1.23	1.00	0.84	0.72
Principal Window (mos)	1 - 39	1 - 26	1 - 21	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.15	2.68	2.00	1.72	1.51
Principal Window (mos)	39 - 66	26 - 44	21 - 28	19 - 23	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.22	5.39	3.25	2.16	1.84
Principal Window (mos)	66 - 148	44 - 97	28 - 71	23 - 31	20 - 24

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.04	6.06	5.24	7.14	5.22
Principal Window (mos)	48 - 276	40 - 188	49 - 140	35 - 128	28 - 102

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.02	6.03	4.97	5.12	4.22
Principal Window (mos)	48 - 266	39 - 180	45 - 134	53 - 103	43 - 82

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.99	6.01	4.83	4.58	3.71
Principal Window (mos)	48 - 255	38 - 175	43 - 128	48 - 98	39 - 77

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.97	5.98	4.74	4.34	3.49
Principal Window (mos)	48 - 246	38 - 169	42 - 123	45 - 94	37 - 74

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.93	5.95	4.68	4.17	3.34
Principal Window (mos)	48 - 237	38 - 162	41 - 118	43 - 90	35 - 71

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.92	4.62	4.05	3.23
Principal Window (mos)	48 - 228	38 - 155	40 - 113	41 - 86	33 - 68

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.64	5.73	4.41	3.76	2.99
Principal Window (mos)	48 - 191	37 - 129	38 - 94	38 - 71	31 - 56

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.52	5.63	4.34	3.68	2.91
Principal Window (mos)	48 - 178	37 - 119	38 - 87	37 - 66	30 - 52

Class M-11 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.30	5.48	4.20	3.55	2.83
Principal Window (mos)	48 - 167	37 - 110	37 - 80	37 - 61	30 - 48

Net WAC Rate Cap for Class A and Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.21%	22.81%	41	10.18%	21.14%
2	7.40%	21.93%	42	9.92%	20.73%
3	7.47%	21.91%	43	9.92%	20.63%
4	7.40%	21.74%	44	10.75%	21.51%
5	7.48%	21.68%	45	9.91%	20.42%
6	7.40%	21.46%	46	10.18%	21.40%
7	7.40%	21.64%	47	9.91%	20.97%
8	7.65%	21.79%	48	10.17%	21.20%
9	7.40%	21.42%	49	9.90%	20.77%
10	7.49%	21.38%	50	9.89%	20.67%
11	7.41%	21.17%	51	10.16%	20.91%
12	7.50%	21.13%	52	9.89%	20.48%
13	7.41%	20.92%	53	10.15%	20.74%
14	7.41%	20.80%	54	9.88%	20.30%
15	7.51%	20.77%	55	9.87%	20.20%
16	7.41%	20.55%	56	10.75%	21.22%
17	7.51%	20.54%	57	9.87%	20.03%
18	7.41%	20.32%	58	10.23%	20.43%
19	7.41%	20.20%	59	9.95%	20.00%
20	7.64%	20.32%	60	10.23%	20.26%
21	7.42%	19.82%	61	9.94%	12.01%
22	9.17%	21.31%	62	9.94%	12.00%
23	8.99%	20.87%	63	10.26%	12.38%
24	9.17%	20.80%	64	9.92%	11.97%
25	8.98%	20.37%	65	10.25%	12.36%
26	8.98%	20.24%	66	9.91%	11.95%
27	9.18%	20.32%	67	9.91%	11.94%
28	9.65%	20.76%	68	10.58%	12.75%
29	9.87%	20.87%	69	9.89%	11.91%
30	9.64%	20.52%	70	10.22%	12.30%
31	9.64%	20.40%	71	9.88%	11.89%
32	10.38%	21.03%
33	9.63%	20.16%
34	10.16%	21.10%
35	9.93%	20.74%
36	10.17%	20.89%
37	9.92%	20.51%
38	9.92%	20.40%
39	10.17%	20.56%
40	9.92%	20.94%

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.4065% and 5.5745% respectively and the cashflows are run to the Optional Termination at the pricing.
(2) Assumes 1mLIBOR and 6mLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Interest Rate Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4	M5	M6
Rating (S&P/Moody's)	AA+ / Aa1	AA+ / Aa2	AA+ / Aa3	AA+ / A1	AA / A2	AA / A3

Loss Severity (%)	40.00	40.00	40.00	40.00	40.00	40.00
Default (CDR) (%)	33.39	26.27	22.46	19.30	16.73	14.50
Collateral Loss (%)	22.23	19.11	17.19	15.44	13.90	12.46

Class	M9	M10	M11
Rating (S&P/Moody's)	A- / Baa3	BBB+ / Ba1	BBB / Ba2

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	9.33	8.24	7.06
Collateral Loss (%)	8.72	7.85	6.87

Forward LIBOR
Class	M1	M2	M3	M4	M5	M6
Rating (S&P/Moody's)	AA+ / Aa1	AA+ / Aa2	AA+ / Aa3	AA+ / A1	AA / A2	AA / A3

Loss Severity (%)	40.00	40.00	40.00	40.00	40.00	40.00
Default (CDR) (%)	33.36	26.24	22.43	19.26	16.69	14.46
Collateral Loss (%)	22.22	19.09	17.17	15.42	13.87	12.44

Class	M9	M10	M11
Rating (S&P/Moody's)	A- / Baa3	BBB+ / Ba1	BBB / Ba2

Loss Severity (%)	40.00	40.00	40.00
Default (CDR) (%)	9.28	8.19	7.00
Collateral Loss (%)	8.68	7.81	6.81

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	2.4614	2.4614	5.4065	5.5745	47	4.3182	4.2561	5.4794	5.5589
2	1.8970	1.8971	5.4131	5.5781	48	4.4425	4.3780	5.4849	5.5654
3	1.9011	1.9015	5.5168	5.6016	49	4.3109	4.2386	5.4936	5.5719
4	1.8941	1.9002	5.5832	5.6051	50	4.3072	4.2321	5.4968	5.5785
5	1.9006	1.8995	5.5120	5.5885	51	4.4348	4.3569	5.5035	5.5855
6	1.8904	1.8921	5.5221	5.5826	52	4.2993	4.2424	5.5101	5.5912
7	1.8881	1.8886	5.5370	5.5726	53	4.4292	4.3713	5.5143	5.5952
8	1.9298	1.9238	5.5472	5.5551	54	4.2912	4.2244	5.5227	5.5994
9	1.8828	1.8796	5.5436	5.5316	55	4.2925	4.2157	5.5363	5.6031
10	1.9004	1.8944	5.4852	5.5085	56	4.7066	4.6362	5.5389	5.6036
11	1.8768	1.8725	5.4786	5.4877	57	4.3060	4.2267	5.5381	5.6045
12	1.9002	1.8937	5.4671	5.4654	58	4.5427	4.4805	5.5359	5.6078
13	1.8703	1.8679	5.4285	5.4425	59	4.4071	4.3392	5.5392	5.6108
14	1.8669	1.8654	5.4169	5.4279	60	4.5487	4.4813	5.5419	5.6149
15	1.8986	1.9004	5.3944	5.4112	61	4.4146	4.3071	5.5405	5.6191
16	1.8597	1.8676	5.3609	5.3987	62	4.4168	4.3058	5.5441	5.6253
17	1.8965	1.9077	5.3450	5.3941	63	4.6076	4.4965	5.5491	5.6326
18	1.8520	1.8666	5.3340	5.3899	64	4.4219	4.3198	5.5577	5.6366
19	1.8479	1.8620	5.3410	5.3877	65	4.6126	4.5119	5.5617	5.6398
20	1.9402	1.9570	5.3283	5.3879	66	4.4279	4.3167	5.5673	5.6423
21	1.8417	1.8641	5.3202	5.3897	67	4.4314	4.3096	5.5781	5.6456
22	3.5012	3.5228	5.3316	5.3931	68	4.8090	4.6950	5.5816	5.6469
23	3.4227	3.4511	5.3212	5.3958	69	4.4391	4.3146	5.5812	5.6489
24	3.4881	3.5176	5.3225	5.3991	70	4.6297	4.5282	5.5752	5.6522
25	3.3936	3.4174	5.3450	5.4030	71	4.4480	4.3386	5.5781	5.6566
26	3.3854	3.4127	5.3387	5.4081
27	3.4682	3.4960	5.3371	5.4132
28	4.0609	4.0560	5.3453	5.4180
29	4.1479	4.1452	5.3398	5.4269
30	4.0433	4.0393	5.3465	5.4352
31	4.0336	4.0181	5.3724	5.4447
32	4.3300	4.3143	5.3701	5.4514
33	4.0153	4.0003	5.3729	5.4586
34	4.4130	4.3361	5.3922	5.4676
35	4.3095	4.2340	5.3901	5.4755
36	4.4084	4.3296	5.3970	5.4844
37	4.2859	4.1977	5.4155	5.4939
38	4.2170	4.1285	5.4157	5.5023
39	4.3871	4.2956	5.4220	5.5114
40	4.3042	4.2431	5.4372	5.5189
41	4.4359	4.3741	5.4393	5.5264
42	4.3172	4.2477	5.4509	5.5328
43	4.3161	4.2351	5.4694	5.5400
44	4.6822	4.6031	5.4720	5.5438
45	4.3112	4.2271	5.4733	5.5476
46	4.4442	4.3855	5.4774	5.5545

(1) Assumes 1mLIBOR and 6mLIBOR remain constant at 5.4065% and 5.5745% respectively and the cashflows are run to the Optional Termination at the pricing speed and all payments from the Swap Provider are applied, as applicable.

(2) Assumes 1mLIBOR and 6mLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.
(3) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Trustee Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Interest Rate Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).